Exhibit 10.13

LINE OF CREDIT AGREEMENT

TERM LOAN AND CREDIT AGREEMENT

THIS TERM LOAN AND CREDIT AGREEMENT is made as of the 6 day of August, 2001, and is by and between WATERS INSTRUMENTS, INC., a Minnesota corporation with offices located in Plymouth, Minnesota (the “Borrower”), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association with offices located in Rochester, Minnesota (the “Bank”).

RECITALS:

WHEREAS, the Bank is the holder of that certain Revolving Note dated December 26, 2000 (the “Old Revolving Note”) made by the Borrower in the face amount of $2,000,000.00 payable to the Bank; and,

WHEREAS, the Old Revolving Note evidences indebtedness under a revolving line of credit established by the Bank for the benefit of the Borrower in the amount of $2,000,000.00; and

WHEREAS, the Borrower has requested the Bank (i) to renew the revolving line of credit to November 30, 2002, (ii) to increase the amount of the revolving line of credit from $2,000,000.00 to $3;000,000.00, and (iii) to make a non-revolving term loan to the Borrower in the amount of $5,200,000.00; and

WHEREAS, the Bank is willing to grant the Borrower’s requests, subject to the provisions of this Term Loan And Credit Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein, the parties agree as follows:

SECTION 1                                   Definitions

In addition to those terms defined in the above Recitals, as used herein:

1.1                                 “Acceptable Accounts Receivable” shall mean Borrower’s accounts receivable which are:  (i) less than 60 days past the invoice due date; (ii) not subject to offset or dispute, or comprising contra accounts; (iii) not due from the U.S. Government, foreign account debtors, or employees, subsidiaries or affiliates of the Borrower; (iv) not due from an account debtor, 10% or more of whose accounts owed to Borrower are older than 60 days past the invoice due date; and (v) not representing booked but unfilled orders.

1.2                                 “Acceptable Inventory” shall mean Borrower’s raw materials and finished goods inventory located in the State of Minnesota, but shall specifically exclude work-in-process, inventory owned by the Borrower for more than one year, inventory placed with other vendors, LIFO reserve, and other standard (in the reasonable determination of the Bank) ineligibles.

1.3                                 “Acquisition” shall mean the Borrower’s acquisition of all presently outstanding shares of stock in North Central.

1.4                                 “Agreement” shall mean this Term Loan And Credit Agreement, and all amendments and supplements hereto which may from time to time become effective hereafter.

1.5                                 “Applications” shall mean each Application And Agreement For Irrevocable Standby Letter Of Credit and each Application For Documentary Letters of Credit executed by the Borrower, whether before or after the Closing Date, in connection with a Letter of Credit.

1.6                                 “Borrowed Money” shall mean funds obtained by incurring contractual indebtedness, but shall not include trade accounts payable or money borrowed from the Bank.

1.7                                 “Borrowing Base” shall mean the sum of 75% of Acceptable Accounts Receivable, plus 50% of Acceptable Inventory, plus 85% of the Borrower’s appraised equipment.

1.8                                 “Borrowing Base Certificate” shall mean a schedule of the Borrower’s assets comprising the Borrowing Base, which certificate is prepared and furnished to Bank pursuant to Section 7.3(D) hereof, and which is executed by an authorized officer of Borrower and is in form and content acceptable to the Bank.

1.9                                 “Closing Date” shall mean the date on which this Agreement is executed by the Borrower and delivered to the Bank.

1.10                           “Consolidated Term Note” shall mean a promissory note executed by the Borrower in the face amount of $5,200,000.00, evidencing the Term Loan, and becoming effective pursuant to the provisions of Section 3.3 hereof.

1.11                           “Consolidation Date” shall mean October 5, 2001, unless said date is extended by the Bank in its sole discretion.

1.12                           “Credit” shall mean a revolving line of credit established by the Bank for the benefit of the Borrower in the amount of $3,000,000.00.

1.13                           “Current Note” shall mean the promissory note made by the Borrower in the face amount of $3,000,000.00, evidencing indebtedness under the Credit.

1.14                           “Current Ratio” shall mean the ratio of current assets to current liabilities, each as determined in accordance with Generally Accepted Accounting Principles.

1.15                           “Debt Service Coverage Ratio” shall mean the ratio of Traditional Cash Flow to current maturities of long-term debt.

1.16                           “EBITDA” shall mean earnings before interest expense, taxes, depreciation and amortization.

1.17                           “ENF” shall mean Engineered Narrow Fabrics, Incorporated, a Massachusetts corporation.

1.18                           “Events of Default” shall mean any and all events of default described in Section 9 hereof.

1.19                           “Excess Cash Flow” shall mean the difference of (i) Traditional Cash Flow for the relevant fiscal year minus (ii) the sum of principal payments made in respect of the Term Notes during such fiscal year (including without limitation those principal payments made pursuant to Section 3.5 hereof during such fiscal year), plus permitted dividends paid during such fiscal year plus permitted capital expenditures during such fiscal year.

1.20                           “First Term Note” shall mean a promissory note executed by the Borrower in the face amount of $1,000,000.00, evidencing a portion of the Term Loan.

1.21                           “Funded Debt” shall mean all interest bearing indebtedness owed by the Borrower.

1.22                           “L/C Exposure,” as of the date of determination, shall mean the sum of (i) the aggregate dollar amount available to beneficiaries under all outstanding standby Letters of Credit, and (ii) the aggregate amount paid by the Bank on drafts drawn under standby Letters of Credit for which payment the Borrower has not reimbursed the Bank, plus accrued but unpaid interest thereon.

1.23                           “Letters of Credit” shall mean each and every standby letter of credit, and each and every documentary letter of credit, issued by the Bank for the account of the Borrower, whether before or after the Closing Date.

1.24                           “Leverage Ratio” shall mean the ratio of the Borrower’s Total Debt to Tangible Net Worth.

1.25                           “Mortgage” shall mean a real estate mortgage and an assignment of rents and leases, duly executed by the Borrower and delivered to the Bank pursuant to Section 5.1(I) hereof.

1.26                           “Mortgaged Premises” shall mean the real estate and improvements described on attached Exhibit A.

1.27                           “Net Worth” shall mean the difference of total assets minus total liabilities, each as determined in accordance with Generally Accepted Accounting Principles.

1.28                           “North Central” shall mean North Central Plastics, Incorporated, a Minnesota corporation, with offices located in Ellendale, Minnesota.

1.29                           “Notes” shall mean the Current Note and the Term Notes.

1.30                           “Old Credit Agreement” shall mean that certain Credit Agreement dated December 30, 1999 (as amended) made between the Borrower and the Bank.

1.31                           “Permitted Liens” shall mean:

A.                                   Liens in favor of the Bank;

B.                                     Existing liens disclosed to the Bank in writing prior to the date of this Agreement; and

C.                                     Liens for taxes not delinquent or which a Borrower is contesting in good faith.

1.32                           “SEC” shall mean the Securities And Exchange Commission of the United States.

1.33                           “Second Term Note” shall mean a promissory note executed by the Borrower in the face amount of $4,200,000.00, evidencing a portion of the Term Loan.

1.34                           “Security Agreement” shall mean a security agreement duly executed by the Borrower and delivered to the Bank pursuant to Section 5.1(J) hereof.

1.35                           “Tangible Net Worth” shall mean Net Worth of Borrower minus the aggregate amount of the items properly shown as the following types of assets on its balance sheet, determined in accordance with Generally Accepted Accounting Principles consistently applied:  (i) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs, and other like assets properly classified as intangible; (ii) leasehold improvements; (iii) receivables and other amounts due from any shareholder, director, officer, or employee, and receivables and other amounts due from any other related or affiliated person, corporation, partnership, trust, or other entity; and (iv) investments or interests in non-public companies, cooperatives, or partnerships.

1.36                           “Term Loan” shall have the meaning ascribed to it in Section 3.1 hereof.

1.37                           “Term Notes” shall mean either (i) the First Term Note and the Second Term Note, or (ii) the Consolidated Term Note, as the case may be.

1.38                           “Termination Date” shall mean November 30, 2002.

1.39                           “Total Debt” shall mean the sum of (i) all items of indebtedness or liability which, in accordance with Generally Accepted Accounting Principals, would be included in determining liabilities as shown on the liability side of a balance sheet of the related entity plus (ii) any indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by such entity, and (iii) guaranties, contingent obligations, and endorsements (other than for purposes of collection in the ordinary course of business) made by the related entity.

1.40                           “Traditional Cash Flow” shall mean net income after taxes, plus depreciation, amortization and other non-cash charges.

1.41                           “USB” shall mean U.S. Bank National Association fka First Bank National Association, a national banking association.

1.42                           “Wall Street Prime Rate” shall mean the rate of interest indicated as the “prime rate” in the Money Rates section of the Wall Street Journal, as in effect from time to time.

SECTION 2                                   The Credit

2.1                                 Subject to the other provisions of this Agreement, the Bank may make advances under the Credit to the Borrower from time to time from the effective date hereof until the Termination Date in an aggregate principal amount not exceeding the lesser of (i) the difference of the Borrowing Base minus the sum of the L/C Exposure plus the outstanding principal balance of the Term Notes; or (ii) THREE MILLION AND NO/100 DOLLARS ($3,000,000.00), at any one time outstanding.  Each advance under this Section 2.1 will be requested in writing or in person by an authorized officer of the Borrower, or telephonically by any person reasonably believed by the Bank to be an authorized officer of the Borrower.  Requests for advances must be received by the Bank no later than 1:00 p.m. on the day of such advance.  Each request shall be deemed a representation and warranty by the Borrower that the representations and warranties set forth in Section 6 hereof are true as of the date of such request.  Each advance under this Section 2.1 will be evidenced by a notation on the Bank’s records which, absent manifest error; shall be conclusive evidence of such advance, and by the Current Note.  The Current Note shall replace, but not be deemed payment or satisfaction of, the Old Revolving Note.  Within the limits of the Credit and subject to the terms and conditions hereof, the Borrower may borrow, prepay pursuant to Section 2.5 hereof and reborrow pursuant to this Section 2.1.

2.2                                 Interest on the unpaid principal of the Current Note shall be calculated at an annual rate which, at all times, shall be one-half of one percent (0.50%) less than the Wall Street Prime Rate in effect from time to time.  Interest shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

2.3                                 Interest on the Current Note shall be payable monthly, commencing August 31, 2001, and continuing on the last day of each succeeding month, and on the Termination Date.

2.4                                 The principal of the Current Note shall be repayable on the Termination Date.  Additionally, the Borrower shall cause the outstanding principal balance of the Current Note to be $0.00 for any period of sixty (60) consecutive calendar days during each fiscal year, commencing with the fiscal year ending June 30, 2002.

2.5                                 The Borrower may at any time prepay the Current Note in whole or from time to time in part without premium or penalty.

2.6                                 If, at any time and from time to time, the sum of the aggregate outstanding principal balance of the Current Note and the Term Notes, plus the L/C Exposure, exceeds the Borrowing Base, the Borrower shall immediately make a prepayment of principal of the Current Note in an amount sufficient to eliminate such excess.

2.7                                 Subject to the other provisions of this Agreement, upon submission by the Borrower of an Application in form and content acceptable to the Bank, the Bank may issue Letters of Credit from time to time until the Termination Date.  Each Letter of Credit shall be subject to the provisions of the related Application.  Each standby Letter of Credit shall be deemed to have been issued under the Credit.  The face amount of each standby Letter of Credit shall reduce, on a dollar-for-dollar basis, the amount available to the Borrower for direct borrowings under Section 2.1 hereof.  In no event shall the Bank issue a standby Letter of Credit if, after giving effect to such issuance, (i) the sum of the L/C Exposure plus the outstanding principal balances of the Current Note and the Term Notes would exceed the Borrowing Base, or (ii) the L/C Exposure would exceed $300,040.00.  The expiry date of each Letter of Credit must be no later than six months after the Termination Date.

2.8                                 It is contemplated that upon payment by the Bank of drafts drawn under Letters of Credit, the Bank will debit the Borrower’s general operating account maintained at the Bank in an amount sufficient to reimburse the

Bank for such payment.  If insufficient funds are in said operating account, the Bank will cause an advance to be made under Section 2.1 hereof in an amount sufficient to reimburse the Bank for such payment.  The provisions of this Section 2.8 shall not be deemed a waiver of any of the Bank’s rights under any of the Applications, or under Section 2.6 of this Agreement.

2.9                                 The Borrower shall pay the Bank an issuance fee for each Letter of Credit at an annual rate to be negotiated at the time the related Letter of Credit is requested.  The Borrower shall also be liable for payment of all other fees customarily charged by the Bank in connection with standby and documentary letters of credit.

SECTION 3                                   The Term Loan

3.1                                 Subject to the other provisions of this Agreement, the Bank shall make a term loan (“Term Loan”) to the Borrower in the amount of $5,200,000.00 available in one draw on or before August 15, 2001.  The Term Loan shall be non-revolving.  A portion of the Term Loan in the amount of $1,000,000.00 shall be evidenced by the First Term Note, and the remaining portion of the Term Loan in the amount of $4,200,000.00 shall be evidenced by the Second Term Note.  On the Consolidation Date, the First Term Note and the Second Term Note shall be replaced by the Consolidated Term Note, subject to the provisions of Section 3.3 hereof.

3.2                                 Interest on the unpaid principal of the Term Notes shall accrue at a fixed annual rate equal to seven and one-half percent (7.50%).  Interest on the Term Notes shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

3.3                                 The Borrower shall pay accrued interest in respect of the First Term Note and the Second Term Note on August 31, 2001 and September 30, 2001.  The principal of the First Term Note and the Second Term Note shall be repayable on the Consolidation Date; PROVIDED, HOWEVER, that if, as of the Consolidation Date, there exists no Event of Default or event which, with the giving of notice or the passage of tune (or both), could become an Event of Default, the First Term Note and the Second Term Note shall be replaced by the Consolidated Term Note, in which case principal of and interest on the Term Loan shall be paid together as follows:

Eighty-three (83) installments, each in the amount of $79,760.00, commencing October 31, 2001, and continuing on the last day of each consecutive month hereafter through and including August 31, 2008; plus, one (1) final payment in an amount equal to all then-remaining outstanding principal of the Term Note, plus accrued but unpaid interest, shall be due and payable on September 30, 2008.

3.4                                 All payments received in respect of the Term Notes shall first be applied to accrued but unpaid interest, with the remainder applied to reduction of principal.

3.5                                 In addition to the payments required under Section 3.3 hereof, within 150 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending June 30, 2002, the Borrower shall make a prepayment to the Bank in respect of the Consolidated Term Note; which prepayment shall be in an amount equal to fifty percent (50%) of the Excess Cash Flow for said fiscal year.  The payments described in this Section 3.5 shall be applied to the principal portion of scheduled installments in inverse order of their maturities, and shall not be subject to a prepayment premium.

3.6                                 The Borrower may at any time prepay the Term Notes in whole or from time to time in part without premium, unless such prepayment is financed by another lender other than the Bank, in which case (i) each prepayment made on or before July 31, 2003 shall be accompanied by a premium in an amount equal to three percent (3.0%) of the principal being prepaid, (ii) each prepayment made after July 31, 2003 and on or before July 31, 2005 shall be accompanied by a premium in an amount equal to two percent (2.0%) of the principal being prepaid, and (iii) prepayments made after July 31, 2005 shall be accompanied by a premium in an amount equal to one percent (1.0%) of the principal being prepaid.  All prepayments shall be applied to the principal portion of scheduled installments in inverse order of their maturities.

3.7                                 If, at any time and from time to time the sum of the aggregate outstanding principal balance of the Current

Note and the Term Notes, plus the L/C Exposure, exceeds the Borrowing Base, the Borrower shall immediately make a prepayment of principal of the Term Notes in an amount sufficient to eliminate such excess.

SECTION 4                                   Security

4.1                                 The payment and performance of the Borrower’s obligations under this Agreement, the Notes and the Applications shall be secured by the Security Agreement.  Pursuant to the provisions of the Security Agreement, the Borrower shall grant the Bank a first security interest in all accounts receivable, inventory, equipment and general intangibles, whether now owned or hereafter acquired by the Borrower.

4.2                                 Prior to the Consolidation Date, the payment and performance of the Borrower’s obligations under the First Term Note shall be secured by the Mortgage.  On the Consolidation Date, and at all times thereafter, the payment and performance of the Borrower’s obligations under the Current Note and the Consolidated Term Note shall be secured by the Mortgage.  The Mortgage shall secure principal indebtedness in the aggregate amount of $5,200,000.00, plus accrued interest thereon.  Pursuant to the provisions of the Mortgage, the Borrower shall grant the Bank a first mortgage lien on the Mortgaged Premises, and shall assign to the Bank all of the Borrower’s right, title and interest in and to all present and future leases executed by the Borrower (as Landlord) relative to the Mortgaged Premises.

4.3                                 At any time requested by the Bank, the Borrower shall execute and deliver, or cause to be executed and delivered, to the Bank such additional documents as the Bank may consider to be necessary or desirable to evidence or perfect the mortgage lien referred to in the Mortgage and the security interests referred to in the Security Agreement.

SECTION 5                                   Conditions Precedent

5.1                                 On or before the Closing Date, the Borrower shall deliver the following to the Bank, in form and content acceptable to the Bank:

A.                                   A copy of the Articles of Incorporation of the Borrower, and all amendments thereto, certified as of the most recent date practicable by the Secretary of State of Minnesota;

B.                                     A copy of the By-laws of the Borrower, and all amendments thereto, certified as true and complete by an appropriate officer of the Borrower;

C.                                     A certificate, as of the most recent date practicable, of the Secretary of State of Minnesota as to the good standing of the Borrower;

D.                                    A certificate of authority, duly executed by the corporate Secretary or other appropriate officer of the Borrower;

E.                                      The Current Note, duly executed by the Borrower;

F.                                      The First Term Note, duly executed by the Borrower;

G.                                     The Second Term Note, duly executed by the Borrower;

H.                                    The Consolidated Term Note, duly executed by the Borrower;

I.                                         The Mortgage, duly executed by the Borrower;

J.                                        The Security Agreement, duly executed by the Borrower;

K.                                    UCC-1 financing statements, duly executed by the Borrower;

L.                                      A Hazardous Substances Certificate And Indemnity Agreement, relevant to the Mortgaged Premises, duly executed by the Borrower;

M.                                 An ALTA lenders title insurance policy from a title company acceptable to the Bank, insuring the Bank’s interest in the Mortgaged Premises;

N.                                    A written Phase I environmental assessment of the Mortgaged Premises, performed by an entity acceptable to the Bank;

O.                                    An agreement to provide flood insurance for the Mortgaged Premises, duly executed by the Borrower;

P.                                      A copy of the fully executed purchase agreement relating to the Acquisition;

Q.                                    UCC lien searches relative to the assets of North Central and ENF;

R.                                     A written opinion of legal counsel for the Borrower, opining that (i) the Borrower is duly organized and in good standing under the laws of the State of Minnesota, (ii) the Borrower is registered as a foreign corporation in each state where such registration is recommended by its legal counsel, (iii) the Borrower has the corporate power to execute and deliver this Agreement and the Notes, and to perform in accordance with the terms and conditions set forth herein and therein, (iv) all corporate action necessary for the Borrower’s execution, delivery and performance under this Agreement has been undertaken and obtained, (v) upon execution, this Agreement and the Notes shall constitute valid and binding obligations of the Borrower, and (vi) to the best of counsel’s knowledge, this Agreement and the transactions contemplated thereby do not conflict with the Borrower’s Articles of Incorporation or By-laws, or of any law, regulation or other agreement binding upon the Borrower; and

S.                                      A facility fee in the amount of $21,000.00.

5.2                                 As soon after the Closing Date as practicable, but in any case no later than three (3) business days after the Closing Date, the Borrower shall deliver the following to the Bank, in form and content acceptable to the Bank:

A.                                   Copies of the Plan of Merger and Articles of Merger, relating to the merger of North Central into the Borrower, which copies are certified as of the most recent date practicable by the Secretary of State of Minnesota; and

B.                                     Copies of UCC termination statements duly executed by USB, Alliant Gas & Electric and Edward T. Murphy, pursuant to which those entities terminate all of their lien filings against North Central and (where applicable) ENF.

5.3                                 The Bank shall not consider any request for an advance under the Credit, the funding of the Term Loan, or the issuance of a Letter of Credit, unless:

A.                                   The representations and warranties contained in Section 6 hereof are true and accurate on and as of the date of such request; and

B.                                     No Event of Default, and no event which might become an Event of Default after the lapse of time or the giving of notice and the lapse of time, has occurred and is continuing or will exist upon the date of such advance, funding or issuance.

SECTION 6                                   Representations and Warranties

To induce the Bank to enter into this Agreement, the Borrower represents and warrants to the Bank as follows:

6.1                                 The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota.

6.2                                 The execution, delivery and performance of this Agreement and the other documents referred to herein by the Borrower are within its corporate powers, have been duly authorized, and are not in contravention of law or the terms of the Articles of Incorporation or By-laws of the Borrower, or of any material undertaking to which the Borrower is a party or by which the Borrower is bound.

6.3                                 The property of the Borrower is not subject to any lien except Permitted Liens.

6.4                                 No litigation or governmental proceeding is pending or, to the knowledge of the officers of the Borrower, threatened against the Borrower which could have a material adverse effect on the Borrower’s financial condition or business.

6.5                                 All financial statements delivered to Bank by or on behalf of the Borrower, including any schedules and notes pertaining thereto, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, and fully and fairly present in all material respects the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the financial condition or business of the Borrower from March 31, 2001 to the date hereof.

6.6                                 As of the date of this Agreement, there exists no indebtedness under the Old Revolving Note, the L/C Exposure equals $            , and the aggregate amount available to the beneficiaries of all outstanding documentary Letters of Credit is $            .  Such indebtedness constitutes legal, valid and binding obligations owed by the Borrower to the Bank, subject to no defense, counterclaim, offset, abatement or recoupment.

6.7                                 As of the date of this Agreement, there exists no event of default under the Old Credit Agreement.

6.8                                 The Purchase Agreement relative to the Acquisition is in full force and effect, has been duly executed and delivered, is valid and enforceable in accordance with its terms, is free from default by Borrower and to Borrower’s knowledge by any other party thereto, has not been amended in any respects from the form of the contract delivered to the Bank, and has not been assigned to any entity by Borrower or to Borrower’s knowledge by any other party thereto.

SECTION 7                                   Affirmative Covenants

The Borrower covenants and agrees that, for so long as the Credit remains in existence, or any actual or contingent indebtedness remains outstanding under any one or more of the Notes or Applications, unless the Bank shall otherwise consent in writing, it will:

7.1                                 Pay, when due, all taxes assessed against it or its property, except to the extent and for so long as contested in good faith.

7.2                                 Maintain its corporate existence, and comply with all respective laws and regulations applicable thereto.

7.3                                 Furnish to the Bank, in form and content acceptable to the Bank:

A.                                   Within 90 days after the end of each fiscal year of the Borrower, (i) a detailed report of audit of the Borrower and its subsidiaries for such fiscal year, prepared on a consolidated and consolidating basis, including the balance sheets of the Borrower and its subsidiaries as of the end of such fiscal year, and the statements of profit and loss and surplus of the Borrower and its subsidiaries for the fiscal year then ended, prepared by independent certified public accountants acceptable to the Bank, (ii) a photocopy of the complete Form 10K filed by the Borrower with the SEC for such fiscal year, and (iii) financial projections prepared on a month-by-month basis for the immediately succeeding fiscal year, duly executed by the Chief Financial Officer of the Borrower.

B.                                     Within 45 days after the end of each fiscal quarter of the Borrower, a photocopy of the complete Form 10Q filed by the Borrower with the SEC for such quarter.

C.                                     Within 45 days after the end of each fiscal year of the Borrower, a certificate of compliance duly executed by an appropriate officer of the Borrower, indicating the Borrower’s compliance (or non-compliance) with the covenants contained in Sections 7 and 8 of this Agreement.

D.                                    Within 30 days after the end of each month, (i) the balance sheets of the Borrower, and its subsidiaries as of the end of such month, (ii) the statements of profit and loss and surplus of the Borrower and its subsidiaries from the beginning of such fiscal year to the end of such month, (iii) a Borrowing Base Certificate as of the end of such month, (iv) an aging of the Borrower’s receivables and payables as of the end of such month, and (v) a listing of the Borrower’s inventory as of the end of such month.  All of the foregoing shall be unaudited, but certified as correct (subject to year-end adjustments) by an appropriate officer of the Borrower.  The reports required by clauses (i) and (ii) of the first sentence of this paragraph shall be prepared on a consolidated and consolidating basis.

E.                                      On or before September 1, 2001, an appraisal of the Mortgaged Premises issued by a real estate appraiser acceptable to the Bank, and indicating an appraised value equal to or greater than $2,000,000.00.

F.                                      Promptly upon knowledge thereof, notice to the Bank in writing of the occurrence of any event which has or might, after the lapse of time or the giving of notice and the lapse of time, become an Event of Default.

F.                                      Promptly, such other relevant information as the Bank may reasonably request.

7.4                                 Maintain its inventory, equipment, real estate and other properties in good condition and repair (normal wear and tear excepted), and will pay and discharge or cause to be paid and discharged when due, the cost of repairs to or maintenance of the same, and will pay or cause to be paid all rental or mortgage payments due on such real estate.

7.5                                 Cause its properties of an insurable nature to be adequately insured by reputable and solvent insurance companies against loss or damages customarily insured against by persons operating similar properties and similarly situated, and carry such other insurance (including business interruption insurance) as usually carried by persons engaged in the same or similar businesses and similarly situated.

7.6                                 Keep true, complete and accurate books, records and accounts in accordance with Generally Accepted Accounting Principles consistently applied.

7.7                                 Permit any of Bank’s duly authorized employees or agents the right, at any reasonable time and from time to time, to visit and inspect the properties of the Borrower and to examine and take abstracts from its books and records, with the expenses of all the foregoing to be borne by the Borrower.

7.8                                 Without limiting the generality of the provisions set forth in Section 7.7 hereof, permit the Bank to conduct collateral audits on the Borrower’s premises once during each fiscal year of the Borrower, with the expenses of the foregoing to be borne by the Borrower.

7.9                                 Continue to conduct the same general type of business as is now being carried on in compliance with all applicable statutes, laws, rules and regulations.

SECTION 8                                   Negative Covenants

Without the Bank’s written consent, for so long as the Credit remains in existence or any actual or contingent indebtedness remains outstanding under any of the Notes or Applications, the Borrower will not:

8.1                                 Permit any lien, including without limitation any pledge, assignment, mortgage, title retaining contract or other type of security interest, to exist on any of its real or personal property, except Permitted Liens.

8.2                                 Subject to the provisions of Section 10.9 hereof, permit its consolidated Tangible Net Worth to be less than (i) $4,150;000.00 as of September 30, 2001, (ii) $3,850,000.00 as of December 31, 2001, (iii) $3,900,000.00 as of March 31, 2002, and (iv) $4,350,000.00 as of the end of any fiscal year, commencing June 30, 2002.

8.3                                 Subject to the provisions of Section 10.9 hereof, permits its consolidated Current Ratio to be less than (i) 2.0 to 1.0 as of September 30, 2001, (ii) 2.0 to 1.0 as of December 31, 2001, (iii) 2.0 to 1.0 as of March 31, 2002, and (iv) 2.0 to 1.0 as of the end of any fiscal year, commencing June 30, 2002.

8.4                                 Subject to the provisions of Section 10.9 hereof, permit its consolidated Debt Service Coverage Ratio to be less than 1.30 to 1.0 for any fiscal year, commencing with the fiscal year ending June 30, 2002.

8.5                                 Subject to the provisions of Section 10.9 hereof, permit its consolidated Leverage Ratio to be greater than (i) 2.0 to 1.0 as of September 30, 2001, (ii) 2.0 to 1.0 as of December 31, 2001, (iii) 2.0 to 1.0 as of March 31, 2002, and (iv) 1.80 to 1.0 as of the end of any fiscal year, commencing June 30, 2002.

8.6                                 Subject to the provisions of Section 10.9 hereof, permit its consolidated ratio of Funded Debt to EBITDA to be greater than 3.15 to 1.0 for any fiscal year, commencing with the fiscal year ending June 30, 2002.

8.7                                 Permit the aggregate amount of dividends paid to its shareholders to exceed $100,000.00 during any fiscal year, commencing with the fiscal year ending June 30, 2002; provided, however, that for so long as there exists any Event of Default, the Borrower shall not pay dividends to its shareholders.

8.8                                 Subject to the provisions of Section 10.9 hereof, permit its consolidated expenditures for fixed assets and capitalized leases to exceed $525,000.00 during any fiscal year, commencing with the fiscal year ending June 30, 2002.

8.9                                 Subject to the provisions of Section 10.9 hereof, permit the consolidated aggregate amount of Borrowed Money to exceed $100,000.00 as of the end of June 30, 2002.

8.10                           Become or remain a guarantor or surety, or pledge the credit of either Borrower or become liable in any manner (except by endorsement for deposit in the ordinary course of business) on the other undertakings of another.

8.11                           Enter into any transaction of merger or consolidation (excluding the merger of North Central into the Borrower), or sell, assign, lease or otherwise dispose of all or a substantial part of their properties or assets, or any of their notes or accounts receivable, or any stock or indebtedness of any subsidiary, or any assets or properties necessary or desirable for the proper conduct of their businesses, or change the nature of their businesses or their accounting procedures, or wind up, liquidate or dissolve, or agree to do any of the foregoing, or permit ENF to do any of the foregoing (excluding a merger of ENF into the Borrower).

8.12                           Purchase or otherwise acquire or permit ENF to purchase or otherwise acquire) all or substantially all of the assets of any entity (excluding the Acquisition).

8.13                           Use the proceeds of the Term Loan for any purpose other than the Acquisition.

8.14                           Make any investments in assets other than (i) securities issued by the United States government or an agency thereof, (ii) Borrower’s existing investment in ENF, and (iii) Borrower’s existing and future investment in Red Snap’r of Canada, Ltd.

8.15                           For so long as there exists any Event of Default, issue any treasury stock or redeem any outstanding stock.

SECTION 9                                   Events of Default

9.1                                 Upon the occurrence of any of the following Events of Default:

A.                                   Default in any payment of interest or of principal on any or more of the Notes when due, and continuance thereof for 10 calendar days;

B.                                     Default in the payment of any amount due under any one or more of the Applications, and continuance thereof for 10 calendar days;

C.                                     Default in the observance or performance of any covenant set forth in Sections 2.6, 3.7 or 7.3(D) hereof, and continuance thereof for 10 calendar days;

D.                                    Default in the observance or performance of any covenant set forth in Section 5.2(C) or in Section 8 hereof;

E.                                      Default in the observance or performance of any other agreement of the Borrower set forth herein (i.e., other than those addressed in Sections 9.1(A) through 9.1(D) hereof), and continuance thereof for 30 calendar days;

F.                                      The occurrence of an event of default under the Mortgage or the Security Agreement, and the expiration of any grace period expressly provided for therein;

G.                                     Final judgment for the payment of money in excess of $100,000.00 which is not covered by insurance shall be rendered against Borrower and Borrower shall not discharge such judgment in accordance with its terms, or procure a stay of execution thereof within 60 calendar days from the date of entry and within such period of 60 days or longer period during which execution shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

H.                                    A garnishment, levy or writ of attachment, or any local, state or federal notice of tax lien or levy, is served upon the Bank for the attachment of property of the Borrower in the Bank’s possession or of funds owed by the Bank to the Borrower, and continuance thereof for 30 calendar days following receipt by the Borrower of a written notice of default;

I.                                         Any representation or warranty made by the Borrower herein, or in any statement or certificate furnished by the Borrower hereunder, is untrue in any material respect; or

J.                                        Jerry Grabowski shall cease being the Chief Executive Officer of the Borrower and shall not have been replaced within 90 calendar days thereafter by a person reasonably acceptable to the Bank;

then, or at any time thereafter, unless such Event of Default is remedied, the Bank may, by notice in writing to the Borrower, terminate the Credit and declare all indebtedness the Notes and the Applications to be due and payable, whereupon the Credit shall terminate and all such indebtedness shall immediately become due and payable.

9.2                                 Upon the occurrence of any of the following Events of Default:

The Borrower becomes insolvent or bankrupt, or makes an assignment for the benefit of creditors, or consents to the appointment of a custodian, trustee or receiver for itself or for the greater part of its properties; or a custodian, trustee or receiver is appointed for the Borrower or for the greater part of its properties without its consent, and is not discharged within 30 calendar days; or bankruptcy, reorganization or liquidation proceedings are instituted by or against the Borrower and, if instituted against it, are consented to by it or remain undismissed for 30 calendar days;

then the Credit shall automatically and immediately terminate and all indebtedness under the Notes and the Applications shall automatically become immediately due and payable, without notice or demand.

SECTION 10                             Miscellaneous

10.1                           The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note or other evidence of liability held by the Bank, all of which shall be construed as complementary to each other.  Nothing herein contained shall prevent the Bank from enforcing any or all of the rights and remedies available to it at law, in equity or by agreement.

10.2                           From time to time, the Borrower will execute and deliver to the Bank such additional documents and will provide such additional information as the Bank may reasonably require to carry out the terms of this Agreement and be informed of the Borrowers’ status and affairs.  All documentation executed in connection with this Agreement, whether before, on or after the Closing date, shall be in form and content acceptable to the Bank.

10.3                           In addition to the amount owed by the Borrower under Section 5.1(S) hereof, the Borrower will pay all expenses, including the reasonable fees and expenses of legal counsel for the Bank, incurred in connection with the preparation, administration, modification and enforcement of this Agreement and the other documents referred to herein.

10.4                           All notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by United States mail, postage prepaid, or via facsimile, as follows, unless such address is changed by written notice hereunder:

A.                                   If to the Borrower:

Waters Instruments, Inc.

2950 Xenium Lane North

Suite 108

Plymouth, Minnesota 55441

Attention:  Jerry Grabowski, President & CEO

B.                                     If to the Bank:

Wells Fargo Bank Minnesota, National Association

Rochester Office

21 First Street Southwest

Rochester, Minnesota 55902

Attention:  Susan L. Reinke, Vice President

Fax:  507-285-2849

10.5                           The Bank shall have the right at all times to enforce the provisions of this Agreement and the other documents referred to herein in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time or times.  The failure of the Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same.  All rights and remedies of the Bank are cumulative and concurrent, and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

10.6                           This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto.  The Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of the Bank.  This Agreement, and the documents executed and delivered pursuant hereto or in connection herewith, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party.  This Agreement supersedes and replaces the Old Credit Agreement.

10.7                           If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

10.8                           The substantive laws of the State of Minnesota shall govern the construction of this Agreement and the rights and remedies of the parties hereto.

10.9                           For purposes of calculating compliance with the covenants set forth in Sections 8.2 through 8.6, and Sections 8.8 and 8.9 hereof, consolidated data of the Borrower and ENF shall be used.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

WATER INSTRUMENTS, INC.		WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

By:	/s/ Gregg Anshus	By:	/s/ Susan L. Reinke
	Gregg Anshus,		Susan L. Reinke,
	Treasurer & CFO		Vice President

EXHIBIT A

Legal Description of Mortgaged Premises

Outlot “A,” Valleyhigh Second Subdivision, in the City of Rochester, Olmsted County, Minnesota.

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT is made as of the 29th day of January, 2003, and is by and between Waters Instruments, Inc., a Minnesota corporation (the “Borrower”), and Wells Fargo Bank Minnesota, National Association, a national banking association (the “Bank”).

REFERENCE IS HEREBY MADE to that certain Term Loan And Credit Agreement dated August 6, 2001 (the “Credit Agreement”) made between the Borrower and the Bank.  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

WHEREAS, pursuant to the provisions of Section 3.1 and 3.3 of the Credit Agreement, the First Term Note and the Second Term Note have been replaced by the Consolidated Term Note; and,

WHEREAS, the Borrower has requested the Bank (i) to renew the Credit to November 30, 2003, and (ii) to maintain the Term Loan in accordance with the provisions of the Credit Agreement and the Consolidated Term Note; and,

WHEREAS, the Bank is willing to grant the Borrower’s requests, subject to the provisions of this First Amendment;

NOW, THEREFORE, in consideration of the premises and for other valuable consideration received, it is agreed as follows:

1.                                       Section 1 of the Credit Agreement is hereby amended by changing Sections 1.15 and 1.38 so that, when read in their entireties, they provide as follows:

1.15                           “Debt Service Coverage Ratio” shall mean the ratio of Traditional Cash Flow for the period of determination to current maturities of long-term debt for said period of determination, but excluding those principal payments made pursuant to Section 3.5 hereof during such period of determination.

1.38                           “Termination Date” shall mean November 30, 2003.

2.                                       Section 2.7 of the Credit Agreement is hereby amended by deleting the last two sentences of said Section, and replacing them with the following:

In no event shall the Bank issue a standby Letter of Credit if, after giving effect to such issuance, the sum of the L/C Exposure plus the outstanding principal balances of the Current Note and the Consolidated Term Note would exceed the Borrowing Base, and in no event shall the Bank issue a documentary Letter of Credit if, after giving effect to such issuance, the aggregate amount of all outstanding documentary Letters of Credit would exceed $300,000.00.  The expiry date of each documentary Letter of Credit must be no later than one year from the date of its issuance.

3.                                       Section 3.2 of the Credit Agreement is hereby amended so that, when read in its entirety, it provides as follows:

3.2                                 Interest on the unpaid principal of the Consolidated Term Note shall accrue at a fixed annual rate equal to (i) five percent (5.0%) during the period commencing October 1, 2002 through and including September 30, 2005, and (ii) seven and one-half percent (7.50%) during the period commencing October 1, 2005 until the Consolidated Term Note is paid in full.

4.                                       Section 8 of the Credit Agreement is hereby amended (i) by deleting Section 8.3 in its entirety, and (ii) by changing Sections 8.2, 8.5, 8.6, 8.9 and 8.15 so that, when read in their entireties, they provide as follows:

8.2                                 Subject to the provisions of Section 10.9 hereof, permit its consolidated Tangible Net Worth to be less than $4,600,000.00 as of June 30, 2003, and as of the end of any fiscal year thereafter.

8.5                                 Subject to the provisions of Section 10.9 hereof, permit its consolidated Leverage Ratio to be greater than 2.0 to 1.0 as of June 30, 2003, and as of the end of any fiscal year thereafter.

8.6                                 Subject to the provisions of Section 10.9 hereof, permit its consolidated ratio of Funded Debt to EBITDA to be greater than 2.75 to 1.0 for the fiscal year ending June 30, 2003, and for each fiscal year thereafter.

8.9                                 Subject to the provisions of Section 10.9 hereof, permit the consolidated aggregate amount of Borrowed Money to exceed $100,000.00 as of June 30, 2003, and as of the end of each fiscal year thereafter.

8.15                           Issue any treasury stock or redeem any outstanding stock.

5.                                       Section 10.9 of the Credit Agreement is hereby amended so that, when read in its entirety, it provides as follows:

10.9                           For purposes of calculating compliance with the covenants set forth in Sections 8.2, 8.4, 8.5, 8.6, 8.8 and 8.9 hereof, consolidated data of the Borrower and ENF shall be used.

6.                                       Simultaneously with the execution of this First Amendment, the Borrower shall execute and deliver to the Bank a new promissory note (which, for purposes of this First Amendment only, shall be referred to herein as the “New Revolving Note”) in the face amount of $3,000,000.00, and in form and content acceptable to the Bank.  The New Revolving Note shall replace, but shall not be deemed payment or satisfaction of, the Current Note.  All references in the Credit Agreement to the “Current Note” shall be deemed to mean the New Revolving Note.

7.                                       The Borrower hereby represents and warrants to the Bank as follows:

A.                                   As of the date of this First Amendment, the outstanding principal balances of the Current Note and the Consolidated Term Note are $0.00 and $3,827,390.88, respectively, and accrued but unpaid interest thereon equals $0.00 and $14,884.30, respectively.

B.                                     As of the date of this First Amendment, the L/C Exposure is $0.00, and the aggregate amount of all outstanding documentary Letters of Credit is $23,682.14.

C.                                     The Credit Agreement and the other documents executed by the Borrower in connection therewith constitute valid, legal and binding obligations owed by the Borrower to the Batik, subject to no defense, counterclaim, offset; abatement or recoupment.

D.                                    As of the date of this First Amendment, (i) each of the representations and warranties set forth in Sections 6.1, 6.3 and 6.4 of the Credit Agreement is true, and (ii) there exists no Event of Default, nor does there exist any event which, with the giving of notice or the passage of time, or both, could become an Event of Default.

E.                                      As of the date of this First Amendment, there are no unfulfilled obligations owed by the Borrower under the purchase agreement relating to the Acquisition.

F.                                      The execution, delivery and performance of this First Amendment and the New Revolving Note by the Borrower are within its corporate powers, have been duly authorized, and are not in contravention of law or the terms of the Borrower’s Articles of Incorporation or By-laws, or of any undertaking to which the Borrower is a party or by which it is bound.

G.                                     All financial statements delivered to the Bank by or on behalf of the Borrower, including any schedules and notes pertaining thereto, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, and fully and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse, changes in the financial condition or business of the Borrower from October 31, 2002 to the date hereof.

8.                                       Upon request by the Bank, the Borrower shall deliver a corporate certificate of authority (or incumbency certificate) to the Bank dated as of the date of this First Amendment, and in form and content acceptable to the Bank.

9.                                       Except as expressly modified by this First Amendment, the Credit Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Borrower and the Bank have executed this First Amendment as of the date first written above.

WATERS INSTRUMENTS, INC.			WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

By:	/s/ Gregory Anshus	By:	/s/ Susan L. Reinke
Its:	CFO		Susan L. Reinke, Vice President

PROMISSORY NOTE

$3,000,000.00	Date: Jan. 29, 2003

FOR VALUE RECEIVED, the undersigned, Waters Instruments, Inc., a Minnesota corporation with offices in Plymouth, Minnesota, promises to pay on November 30, 2003 to the order of Wells Fargo Bank Minnesota, National Association (the “Bank”) at the Bank’s Rochester Office or at any other place designated at any time by the holder hereof, in lawful money of the United States of America, the principal sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00), or so much thereof as is disbursed and remains outstanding hereunder as shown by the Bank’s liability record on the dates payments are due hereunder, together with interest on the unpaid balance hereof from the date hereof until this Note is fully paid at an annual rate which, at all times, shall be equal to one-half of one percent (0.50%) less than the Wall Street Prime Rate (as defined in the Credit Agreement referred to below).  Interest shall be calculated on the basis of actual number of days elapsed in a 360-day year.

Interest on this Note is payable monthly, commencing Feb. 28, 2003, and continuing on the last day of each succeeding month, and upon maturity.

This Note constitutes the Current Note issued pursuant to the provisions of that certain Term Loan And Credit Agreement dated August 6, 2001, as amended by a First Amendment of even date herewith (as amended, the “Credit Agreement”), made between the undersigned and the Bank.  Reference is hereby made to the Credit Agreement for statements of the terms pursuant to which the indebtedness evidenced hereby was created, is secured, may be prepaid voluntarily, is subject to mandatory prepayment, may be reborrowed and may be accelerated.

Unless prohibited by law, the undersigned agrees to pay all costs of collection, including reasonable attorneys’ fees and legal expenses, incurred by the holder hereof in the event this Note is not duly paid.  The holder hereof may change any terms of payment of this Note, including extensions of time and renewals, and release any security for, or any party to, this Note, without notifying or releasing any accommodation maker, endorser or guarantor from liability in connection with this Note.  Presentment or other demand for payment, notice of dishonor and protest are hereby waived by the undersigned and each endorser or guarantor.  This Note shall be governed by the substantive laws of the State of Minnesota.

WATERS INSTRUMENTS, INC.

By:	/s/ Gregory Anshus
Its:	CFO

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT is made as of the 16th day of December, 2003, and is by and between Waters Instruments, Inc., a Minnesota corporation (the “Borrower”), and Wells Fargo Bank Minnesota, National Association, a national banking association (the “Bank”).

REFERENCE IS HEREBY MADE to that certain Term Loan And Credit Agreement dated August 6, 2001, as amended (the “Credit Agreement”) made between the Borrower and the Bank.  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

WHEREAS, the Borrower has requested the Bank (i) to release its lien on certain collateral in connection with the sale and purchase of real estate by the Borrower, and (ii) to renew the Credit to January 31, 2004; and,

WHEREAS, the Bank is willing to grant the Borrower’s requests, subject to the provisions of this Second Amendment;

NOW, THEREFORE, in consideration of the premises and for other valuable consideration received, it is agreed as follows:

1.                                       Section 1 of the Credit Agreement is hereby amended by changing Sections 1.12, 1.13 and 1.38 so that, when read in their entireties, they provide as follows:

1.12                           “Credit” shall mean a revolving line of credit established by the Bank for the benefit of the Borrower in the amount of $2,400,000.00.

1.13                           “Current Note” shall mean the promissory note made by the Borrower in the face amount of $2,400,000.00, evidencing indebtedness under the Credit.

1.38                           “Termination Date” shall mean January 31, 2004.

2.                                       Section 2.1 of the Credit Agreement is hereby amended by changing the amount referenced in clause (ii) from “THREE MILLION AND NO/100 DOLLARS ($3,000,000.00)” to “TWO MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($2,400,000.00)”.

3.                                       Simultaneously with the execution of this Second Amendment, the Borrower shall execute and deliver to the Bank a new promissory note (which, for purposes of this Second Amendment only, shall be referred to herein as the “New Revolving Note”) in the face amount of $2,400,000.00, and in form and content acceptable to the Bank.  The New Revolving Note shall replace, but shall not be deemed payment or satisfaction of, the Current Note.  All references in the Credit Agreement to the “Current Note” shall be deemed to mean the New Revolving Note.

4.                                       The Borrower hereby represents and warrants to the Bank as follows:

A.                                   As of the date of this Second Amendment, the outstanding principal balances of the Current Note and the Consolidated Term Note are $ 0.00 and $1,307,852.99, respectively, and accrued but unpaid interest thereon equals $0.00 and $2,916.24, respectively.

B.                                     As of the date of this Second Amendment, the L/C Exposure is $0.00, and the aggregate amount of all outstanding documentary Letters of Credit is $9,825.00.

C.                                     The Credit Agreement and the other documents executed by the Borrower in connection therewith constitute valid, legal and binding obligations owed by the Borrower to the Bank, subject to no defense, counterclaim, offset, abatement or recoupment.

D.                                    As of the date of this Second Amendment, (i) each of the representations and warranties set forth in Sections 6.1, 6.3 and 6.4 of the Credit Agreement is true, and (ii) there exists no Event of Default, nor does there exist any event which, with the giving of notice or the passage of time, or both, could become an Event of Default.

E.                                      As of the date of this Second Amendment, there are no unfulfilled obligations owed by the Borrower under the purchase agreement relating to the Acquisition.

F.                                      The execution, delivery and performance of this Second Amendment and the New Revolving Note by the Borrower are within its corporate powers, have been duly authorized, and are not in contravention of law or the terms of the Borrower’s Articles of Incorporation or Bylaws, or of any undertaking to which the Borrower is a party or by which it is bound.

G.                                     All financial statements delivered to the Bank by or on behalf of the Borrower, including any schedules and notes pertaining thereto, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, and fully and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the financial condition or business of the Borrower from October 31, 2003 to the date hereof.

5.                                       Upon request by the Bank, the Borrower shall deliver a corporate certificate of authority (or incumbency certificate) to the Bank dated as of the date of this Second Amendment, and in form and content acceptable to the Bank.

6.                                       Except as expressly modified by this Second Amendment, the Credit Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Borrower and the Bank have executed this Second Amendment as of the date first written above.

WATERS INSTRUMENTS, INC.		WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

By:	/s/ Gregg Anshus	By:	/s/ Susan L. Reinke
Its:	CFO		Susan L. Reinke, Vice President

PROMISSORY NOTE

$2,400,000.00	Date: December 16, 2003

FOR VALUE RECEIVED, the undersigned, Waters Instruments, Inc., a Minnesota corporation with offices in Rochester, Minnesota, promises to pay on January 31, 2004 to the order of Wells Fargo Bank Minnesota, National Association (the “Bank”) at the Bank’s Rochester Office or at any other place designated at any time by the holder hereof, in lawful money of the United States of America, the principal sum of TWO MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($2,400,000.00), or so much thereof as is disbursed and remains outstanding hereunder as shown by the Bank’s liability record on the dates payments are due hereunder, together with interest on the unpaid balance hereof from the date hereof until this Note is fully paid at an annual rate which, at all times, shall be equal to one-half of one percent (0.50%) less the Wall Street Prime Rate (as defined in the Credit Agreement referred to below).  Interest shall be calculated on the basis of actual number of days elapsed in a 360-day year.

Interest on this Note is payable monthly, commencing December 31, 2003, and upon maturity.

This Note constitutes the Current Note issued pursuant to the provisions of that certain Term Loan And Credit Agreement dated August 6, 2001, as amended by a series of amendments, including a Second Amendment of even date herewith (as amended, the “Credit Agreement”), made between the undersigned and the Bank.  Reference is hereby made to the Credit Agreement for statements of the terms pursuant to which the indebtedness evidenced hereby was created, is secured, may be prepaid voluntarily, is subject to mandatory prepayment, may be reborrowed and may be accelerated.

Unless prohibited by law, the undersigned agrees to pay all costs of collection, including reasonable attorneys’ fees and legal expenses, incurred by the holder hereof in the event this Note is not duly paid.  The holder hereof may change any terms of payment of this Note, including extensions of time and renewals, and release any security for, or any party to, this Note, without notifying or releasing any accommodation maker, endorser or guarantor from liability in connection with this Note.  Presentment or other demand for payment, notice of dishonor and protest are hereby waived by the undersigned and each endorser or guarantor.  This Note shall be governed by the substantive laws of the State of Minnesota.

WATERS INSTRUMENTS, INC.

By:	/s/ Gregg Anshus
Its:	CFO

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT is made as of the 30 day of January, 2004, and is by and between Waters Instruments, Inc., a Minnesota corporation (the “Borrower”), and Wells Fargo Bank Minnesota, National Association, a national banking association (the “Bank”).

REFERENCE IS HEREBY MADE to that certain Term Loan And Credit Agreement dated August 6, 2001, as amended (the “Credit Agreement”) made between the Borrower and the Bank.  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

WHEREAS, the Borrower has requested the Bank (i) to increase the amount and extend the maturity date of the Credit, and (ii) increase the amount available for documentary letters of credit; and,

WHEREAS, the Bank is willing to grant the Borrower’s requests, subject to the provisions of this Third Amendment;

NOW, THEREFORE, in consideration of the premises and for other valuable consideration received, it is agreed as follows:

1.                                       Section 1 of the Credit Agreement is hereby amended by changing Sections 1.12, 1.13 and 1.38 so that, when read in their entireties, they provide as follows:

1.12                           “Credit” shall mean a revolving line of credit established by the Bank for the benefit of the Borrower in the amount of $3,000,000.00.

1.13                           “Current Note” shall mean the promissory note made by the Borrower in the face amount of 3,000,000.00, evidencing indebtedness under the Credit.

1.38                           “Termination Date” shall mean November 30, 2004.

2.                                       Section 2.1 of the Credit Agreement is hereby amended by changing the amount referenced in clause (ii) from “TWO MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($2,400,000.00)” to “THREE MILLION AND NO/ 100 DOLLARS ($3,000,000.00)”.

3.                                       Section 2.6 of the Credit Agreement is hereby amended in its entirety to read as follows:

2.6                                 If, at any time and from time to time, the sum of the aggregate outstanding principal balance of the Current Note plus the L/C Exposure exceeds the Borrowing Base, the Borrower shall immediately make a prepayment of principal of the Current Note in an amount sufficient to eliminate such excess.

4.                                       Section 2.7 of the Credit Agreement is hereby amended by changing the maximum aggregate amount of outstanding documentary Letters of Credit from “$300,000.00” to “$400,000.00”.

5.                                       Section 3.5 of the Credit Agreement is hereby deleted in its entirety, without replacement.

6.                                       Section 8.2 of the Credit Agreement is hereby amended by changing the minimum Tangible Net Worth from “$4,600,000.00” to “$5,750,000.00”.

7.                                       Section 8.8 of the Credit Agreement is hereby amended by changing the minimum consolidated expenditures for fixed assets and capitalized leases from “$525,000.00” to “$2,620,000.00”.

8.                                       Simultaneously with the execution of this Third Amendment, the Borrower shall execute and deliver to the Bank a new promissory note (which, for purposes of this Third Amendment only, shall be referred to herein as the “New Revolving Note”) in the face amount of $3,000,000.00, and in form and content acceptable to the Bank.  The New Revolving Note shall replace, but shall not be deemed payment or satisfaction of, the Current Note.  All references in the Credit Agreement to the “Current Note” shall be deemed to mean the New Revolving Note.

9.                                       The Borrower hereby represents and warrants to the Bank as follows:

A.                                   As of the date of this Third Amendment, the outstanding principal balances of the Current Note and the Consolidated Term Note are $0 and $1,233,733.92, respectively, and accrued but unpaid interest thereon equals $0 and $5,311.91, respectively.

B.                                     As of the date of this Third Amendment, the L/C Exposure is $0, and the aggregate amount of all outstanding documentary Letters of Credit is $146,875.00.

C.                                     The Credit Agreement and the other documents executed by the Borrower in connection therewith constitute valid, legal and binding obligations owed by the Borrower to the Bank, subject to no defense, counterclaim, offset, abatement or recoupment.

D.                                    As of the date of this Third Amendment, (i) each of the representations and warranties set forth in Sections 6.1, 6.3 and 6.4 of the Credit Agreement is true, and (ii) there exists no Event of Default, nor does there exist any event which, with the giving of notice or the passage of time, or both, could become an Event of Default.

E.                                      As of the date of this Third Amendment, there are no unfulfilled obligations owed by the Borrower under the purchase agreement relating to the Acquisition.

F.                                      The execution, delivery and performance of this Third Amendment and the New Revolving Note by the Borrower are within its corporate powers, have been duly authorized, and are not in contravention of law or the terms of the Borrower’s Articles of Incorporation or By-laws, or of any undertaking to which the Borrower is a party or by which it is bound.

G.                                     All financial statements delivered to the Bank by or on behalf of the Borrower, including any schedules and notes pertaining thereto, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, and fully and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the financial condition or business of the Borrower from 11/30, 2003 to the date hereof.

10.                                 Upon request by the Bank, the Borrower shall deliver a corporate certificate of authority (or incumbency certificate) to the Bank dated as of the date of this Third Amendment, and in form and content acceptable to the Bank.

11.                                 Except as expressly modified by this Third Amendment, the Credit Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Borrower and the Bank have executed this Third Amendment as of the date first written above.

WATERS INSTRUMENTS, INC.		WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

By:	/s/ Gregg Anshus	By:	/s/ Susan L. Reinke
Its:	CFO		Susan L. Reinke, Vice President

PROMISSORY NOTE

$3,000,000.00	Date: January 30, 2004

FOR VALUE RECEIVED, the undersigned, Waters Instruments, Inc., a Minnesota corporation with offices in Plymouth, Minnesota, promises to pay on November 30, 2004 to the order of Wells Fargo Bank Minnesota, National Association (the “Bank”) at the Bank’s Rochester Office or at any other place designated at any time by the holder hereof, in lawful money of the United States of America, the principal sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00), or so much thereof as is disbursed and remains outstanding hereunder as shown by the Bank’s liability record on the dates payments are due hereunder, together with interest on the unpaid balance hereof from the date hereof until this Note is fully paid at an annual rate which, at all times, shall be equal to one-half of one percent (0.50%) less than the Wall Street Prime Rate (as defined in the Credit Agreement referred to below).  Interest shall be calculated on the basis of actual number of days elapsed in a 360-day year.

Interest on this Note is payable monthly, commencing February 29, 2004, and continuing on the last day of each succeeding month, and upon maturity.

This Note constitutes the Current Note issued pursuant to the provisions of that certain Term Loan And Credit Agreement dated August 6, 2001, as amended by a series of amendments, including a Third Amendment of even date herewith (as amended, the “Credit Agreement”), made between the undersigned and the Bank.  Reference is hereby made to the Credit Agreement for statements of the terms pursuant to which the indebtedness evidenced hereby was created, is secured, may be prepaid voluntarily, is subject to mandatory prepayment, may be reborrowed and may be accelerated.

Unless prohibited by law, the undersigned agrees to pay all costs of collection, including reasonable attorneys’ fees and legal expenses, incurred by the holder hereof in the event this Note is not duly paid.  The holder hereof may change any terms of payment of this Note, including extensions of time and renewals, and release any security for, or any party to, this Note, without notifying or releasing any accommodation maker, endorser or guarantor from liability in connection with this Note.  Presentment or other demand for payment, notice of dishonor and protest are hereby waived by the undersigned and each endorser or guarantor.  This Note shall be governed by the substantive laws of the State of Minnesota.

WATERS INSTRUMENTS, INC.

By:	/s/ Gregg Anshus
Its:	CFO